Exhibit 32.2

Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Advanced Micro Devices, Inc. (the "Company") hereby certifies, to such officer's knowledge, that:

(i.)
the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2017 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2017
/s/Devinder Kumar
Devinder Kumar Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)